UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):      June 21, 2022

SecureWorks Corp.
(Exact name of registrant as specified in its charter)

Delaware		001-37748	27-0463349
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway NE
Suite 500
Atlanta,	Georgia		30328
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (404) 327-6339
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock,	SCWX	The Nasdaq Stock Market LLC
par value $0.01 per share		(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8-K/A (this “Amendment”) is being filed to amend the Current Report on Form 8-K previously filed by SecureWorks Corp. (the “Company”) on June 21, 2022 (the “Original Form 8-K”). The sole purpose of this Amendment is to report the decision of the Company’s Board of Directors (the “Board”) regarding the frequency with which the Company will hold future advisory votes on executive compensation. No other changes are being made to the Original Form 8-K.
Item 5.07    Submission of Matters to a Vote of Security Holders.
(d)     As reported by the Company in the Original Form 8-K, at the Company’s annual meeting of stockholders held on June 21, 2022, the stockholders approved, on a non-binding, advisory basis, “every 1 year” as the frequency with which the Company should hold future advisory votes by stockholders to approve named executive officer compensation as disclosed in the Company’s annual proxy statement. Consistent with this vote, the Board has determined that it will include a proposal for such an advisory stockholder vote in the Company’s annual proxy statement every year until the next non-binding advisory vote on the frequency of future advisory votes on named executive officer compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 5, 2022	SecureWorks Corp.

		By:	/s/ Paul M. Parrish
Paul M. Parrish
Chief Financial Officer
(Duly Authorized Officer)

3